Exhibit 10.16

Execution

SPONSOR RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT, dated as of [•], 2020 (“Agreement”), by and among NOVUS CAPITAL CORPORATION, a Delaware corporation (“Novus”), the stockholders of Novus listed on Exhibit A hereto (the “Stockholders”) and AppHarvest, Inc., a Delaware public benefit corporation (the “Company”).

WHEREAS, Novus was formed for the purpose of completing a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

WHEREAS, 2,500,000 shares of common stock of Novus, par value $0.0001 per share, (“Novus Common Stock”) are held in escrow (the “Escrow Shares”) with Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”), in accordance with that certain Stock Escrow Agreement, by and among Novus, the Stockholders and the Escrow Agent, dated as of May 19, 2020 (the “Escrow Agreement”).

WHEREAS, Novus, ORGA, Inc., a Delaware corporation and wholly owned subsidiary of Novus (“Merger Sub”), and the Company have entered into a business combination agreement and plan of reorganization (the “BCA”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Novus.

WHEREAS, the Stockholders are entering into this Agreement as a condition of, and as a material inducement for the Company to enter into and consummate the transactions contemplated by the BCA, including the Closing of the Merger.

WHEREAS, as a condition of, and as a material inducement for the Company to enter into and consummate the transactions contemplated by the BCA, Novus and the Stockholders have entered into a Sponsor Support Agreement, dated as of September 28, 2020 (the “Support Agreement”) and are entering into a Sponsor Lock-Up Agreement, dated on or about the date hereof (the “Lock-Up Agreement”).

1.           Share Restriction. The Company, Novus and the Stockholders hereby agree that concurrently with the Closing, Novus shall instruct the Escrow Agent that the Escrow Shares shall be distributed to the Stockholders subject to potential forfeiture until vested in accordance with Section 3 and the further restrictions on transfer set forth in this Agreement the Support Agreement and the Lock-Up Agreement and cause the termination of the Escrow Agreement in accordance with its terms.

2.           Restricted Shares.

2.1          Novus and each Stockholder agrees that, concurrently with the release of the Escrow Shares, the Aggregate Number of Restricted Shares shall be subject to the restrictions set forth in this Agreement (“Restricted Shares”). The number of Restricted Shares of each Stockholder shall be determined on a pro rata basis, relative to the number of Escrow Shares owned by each Stockholder immediately prior to the Closing, such that a number of shares of Novus Common Stock held by each Stockholder equal to (i) the product of the Aggregate Number of Restricted Shares and (ii) a fraction equal to the aggregate number of Escrow Shares held by such Stockholder immediately prior to the Closing, divided by 2,500,000 as set forth on Exhibit A hereto shall be subject to the restrictions set forth in this Agreement. The Stockholders acknowledge that the Restricted Shares will be legended to reflect the transfer restrictions applicable to the Restricted Shares under this Agreement.

2.2          The aggregate number of Restricted Shares shall be calculated as follows.

(a)            Aggregate Number of Restricted Shares = the product of 1,250,000 and X.

(b)            “X” is equal to the quotient obtained by dividing A and B.

(c)            “A” is equal to the number, not less than -0-, of (i) shares of Novus Common Stock (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) redeemed pursuant to the Redemption Rights, minus (ii) 1,025,000.

(d)            “B” is equal to the number of shares Novus Common Stock outstanding immediately prior to the Effective Time.

2.3          Legends. The books and records of Novus evidencing the Restricted Shares shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE SPONSOR RESTRICTED STOCK AGREEMENT, DATED AS OF [__________________], 2020, THE LOCK-UP AGREEMENT, DATED AS OF [__________________], 2020 AND THE SPONSOR SUPPORT AGREEMENT DATED AS OF SEPTEMBER [●], 2020, BY AND AMONG NOVUS CAPITAL CORPORATION AND THE OTHER PARTIES THERETO.

3.           Vesting of Restricted Shares.

3.1          The Restricted Shares shall be subject to the transfer restrictions set forth herein until satisfaction of the following trigger events (each, a “Triggering Event”):

(a)            50% of the Restricted Shares shall be released upon the date on which (x) the closing price of the Novus Common Stock (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period commencing after the date of the closing of the Merger (the “Closing Date”) or (y) Novus consummates a sale, merger, liquidation, exchange offer, transaction after the Merger (a “Subsequent Transaction”) which results in the stockholders of Novus having the right to exchange their shares of Novus Common Stock for cash, securities or other property having a value of at least $12.50 per share (for any noncash proceeds, determined based on the valuation set forth in the definitive agreements for such transaction or, in the absence of such valuation in good faith by the board of directors of Novus), and

2.

(b)            the remaining 50% of the Restricted Shares shall be released upon the date on which (x) the closing price of the Novus Common Stock (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) equals or exceeds $15.00 per share for any 20 trading days within a 30-trading day period commencing after the Closing Date or (y) Novus consummates a Subsequent Transaction which results in the stockholders of Novus having the right to exchange their shares of Novus Common Stock for cash, securities or other property having a value of at least $15.00 per share (for any noncash proceeds, determined based on the valuation set forth in the definitive agreements for such transaction or, in the absence of such valuation, in good faith by the board of directors of Novus).

3.2          Notwithstanding anything to the contrary, the Stockholders hereby agree that in the event that none of the Trigger Events occur prior to the fifth (5th) anniversary of the Closing Date (such period of time during which the Restricted Shares are subject to the transfer restrictions set forth herein, the “Restricted Period”), the Restricted Shares shall be forfeited to Novus and canceled and no Stockholder shall have any rights with respect thereto.

3.3          As soon as practicable, and in any event within two (2) business days after the occurrence of a Triggering Event with respect to the applicable Restricted Shares as set forth in Section 3.1, Novus shall cause any legend reflecting the limitation of transferability, the risk of forfeiture and other restrictions under this Agreement to be removed from such vested Restricted Shares. For the avoidance of doubt, to the extent then-applicable, such shares will remain subject to the restrictions set forth in the Lock-Up Agreement.

4.            Rights of Stockholders in the Restricted Shares.

4.1          Voting Rights as a Stockholder. Subject to the terms of the Support Agreement described in Section 3.1 hereof and except as herein provided, the Stockholders shall retain all of their rights as stockholders of Novus as long as any shares are held in escrow pursuant to this Agreement, including, without limitation, the right to vote such shares.

4.2          Dividends and Other Distributions in Respect of the Escrow Shares. For as long as any shares are Restricted Shares, all dividends payable in cash with respect to such Restricted Shares shall be paid to the Stockholders, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) (for the avoidance of doubt, excluding stock or other non-cash property issued pursuant to share splits, share capitalizations, reorganizations, recapitalizations and similar transactions) shall be set aside and not paid until the Restricted Shares have been vested and released to the Stockholder or, if the Restricted Shares are not vested and released in accordance with this Agreement, then all such distributions declared on such Restricted Shares shall be forfeited. As used herein, the term “Restricted Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

3.

4.3          Restrictions on Transfer. During the Restricted Period, each Stockholder, severally and not jointly, agrees that it shall not sell, assign, transfer (including by operation of law), pledge, dispose of, permit to exist any material lien with respect to, or otherwise encumber any of the Restricted Shares or otherwise agree to do any of the foregoing, except to another stockholder of Novus that is a party to this Agreement and bound by the terms and obligations hereof, deposit any Restricted Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Restricted Shares, except to such other stockholder of Novus that is a party to this Agreement and bound by the terms and obligations hereof (including by executing a joinder agreeing to be bound by this Agreement); provided, that the foregoing shall not prohibit the transfer of the Restricted Shares to (i) if Stockholder is an individual (A) to any affiliate of such Stockholder, member of such Stockholder’s immediate family, or to a trust for the direct or indirect benefit of Stockholder or any member of Stockholder’s immediate family, the sole trustees of which are such Stockholder or any member of such Stockholder’s immediate family, (B) as a bona fide gift to any charitable organization or (C) by will, other testamentary document or under the laws of intestacy upon the death of Stockholder; or (ii) if Stockholder is an entity, any equityholder, partner, member, or affiliate of Stockholder, or any investment fund or other entity controlling, controlled by, managed by or under common control with the Stockholder or affiliates of the Stockholder, but only if, in the case of clause (i) and (ii), such transferee shall execute this Agreement or a joinder agreeing to become a party to this Agreement.

5.           Miscellaneous.

5.1          Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

5.2          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

5.3          Entire Agreement. This Agreement, together with the BCA, the Sponsor Support Agreement and the Lock-Up Agreement, contains the entire agreement of the parties hereto with respect to the subject matter hereof. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of (i) the Company, (ii) Novus and (iii) the holders of a majority of the Escrow Shares, or following the Closing, a majority of the Restricted Shares. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

4.

5.4          Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

5.5          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

5.6          Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by email or by facsimile transmission:

If to Novus, prior to the Closing, to:

Novus Capital Corporation
8556 Oakmont Lane
Indianapolis, Indiana 46260
Attention: Robert J. Laikin, Chairman and Larry M. Paulson, President & CEO
Email: robertjlaikin@gmail.com, larrympaulson@gmail.com

with a copy to:

Blank Rome LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: Robert J. Mittman and Kathleen Cunningham
Email: rmittman@blankrome.com; kcunningham@blankrome.com

If to the Company or to Novus, following the Closing, to:

AppHarvest, Inc.
401 W. Main Street, Suite 321
Lexington, KY 40507
Attention: Jonathan Webb, CEO
Email: Jonathan@appharvest.com

with a copy to:

Cooley LLP
1299 Pennsylvania Avenue, NW, Suite 700
Washington, DC 20004
Attention: Derek O. Colla and David I. Silverman
Email: dcolla@cooley.com; dsilverman@cooley.com

If to a Stockholder, to his/her/its address set forth in Exhibit A.

5.

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

5.7          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

5.8          Counterparts. This Agreement may be executed in several counterparts, each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

5.9          Parties in Interest. Except as set forth below, this Agreement shall be binding upon and inure solely to the benefit of each party hereto (and Novus’ permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Stockholder shall be liable for the breach by any other Stockholder of this Agreement. The covenants and obligations of each Stockholder set forth in this Agreement shall be construed as independent of any other contract between such Stockholder, on the one hand, and the Company or Novus, on the other hand. The existence of any claim or cause of action by any such Stockholder against the Company or Novus shall not constitute a defense to the enforcement of any of such covenants or obligations against such Stockholder. Except as otherwise provided herein, nothing in this Agreement shall limit any of the rights or remedies of Novus or the Company under the BCA, or any of the rights or remedies of Novus or the Company or any of the obligations such Stockholder under any agreement between such Stockholder and the Company or any certificate or instrument executed by such Stockholder in favor of Novus or the Company; and nothing in the BCA or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of the Company or any of the obligations of such Stockholder under this Agreement.

5.10        Enforcement. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereto hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

6.

5.11        Further Assurances. At the request of Novus or the Company, in the case of any Stockholder, at the request of Novus, in the case of the Company, or at the request of the Company, in the case of Novus, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

5.12        Effectiveness. This Agreement shall not be effective or binding upon any Stockholder until such time as the BCA is executed and delivered by the Company, Novus and Merger Sub.

5.13        Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 5.13.

5.14        Stockholder Obligations. Each Stockholder signs this Agreement solely in Stockholder’s capacity as a holder of Shares of Novus, and not in Stockholder’s capacity as a director, officer or employee of Novus or in Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust.

5.15        Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive. References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time. All references to currency amounts in this Agreement shall mean United States dollars.

7.

WITNESS the execution of this Agreement as of the date first above written.

NOVUS CAPITAL CORPORATION

By:
Name:
Title:

STOCKHOLDERS:

ROBERT J. LAIKIN

Robert J. Laikin

ZAK LAIKIN

Zak Laikin

Larry Gretchen Paulson Trust

By:
Name:	Larry Paulson
Title:

NEW FRONTIER LLC

By:
Name:	Jeffrey Foster
Title:

HIRSCH FAMILY LIVING TRUST

By:
Name:	Dan Hirsch
Title:

MONS INVESTMENT LLC

By:
Name:	Hersch Klaff
Title:

CLIFF HOLDINGS LLC

By:
Name:	Ryan Levy
Title:

VINCE DONARGO

Vince Donargo

LOUIS CONFORTI

Louis Conforti

MADNANI LIVING TRUST

By:
Name:	Sean Madnani
Title:

KEN BEYER

Ken Beyer

ALEX PASKOFF

Alex Paskoff

MARIA MARTA R BIRGE REV TR DEC

By:
Name:	Tag Birge
Title:

KARIN MICHELLE HELD TRUST

By:
Name:	Andrew Held
Title:

FINOVUS LLC

By:
Name:	Steven Fivel
Title:

ANNE T. DILLON

Anne Dillon

BRIAN PAHUD:

Brian Pahud

JOEL HOFFMAN

Joel Hoffman

BEA HOLDINGS II, LLC

By:
Name:	Bradley A. Bostic
Title:	Managing Director

SEDD BOND HOLDINGS, LLC

By:
Name:	David Eskenazi
Title:

ETHAN W. MEYERS TRUST

By:
Name:	Sidney Eskenazi
Title:

SAMANTHA H MEYERS TRUST

By:
Name:	Sidney Eskenazi
Title:

HEATHER GOODMAN

Heather Goodman

ALEX LAIKIN

Alex Laikin

WITNESS the execution of this Agreement as of the date first above written.

APPHARVEST, INC.

By:
Name:
Title:

Execution

EXHIBIT A

Name and Address of Stockholder	Number of Shares
Robert J. Laikin 8556 Oakmont Lane Indianapolis, IN 46260
Zak Laikin 8556 Oakmont Lane Indianapolis, IN 46260
Alex Laikin 4525 Dean Martin Drive, Unit 812 Las Vegas , NV 89103
Larry Gretchen Paulson Trust PO Box 675133 Rancho Santa Fe, CA 92067
New Frontier LLC C/o Jeff Foster PO Box 162625 Austin, TX 78716
Hirsch Family Living Trust 7366 Baker Lane Sebastopol, CA 95472
Mons Investments LLC c/o Hersch Klaff, 150 Ravine Glade Glencoe, IL 60022
Cliff Holdings LLC c/o Ryan Levy 1340 S Michigan Ave #104 Chicago IL 60605
Vince Donargo 2002 Stanhope Street Carmel, IN 46032
Louis Conforti 4857 South Greenwood Ave Chicago, IL 60615
Madnani Living Trust 2009 Mount Olympus Dr Los Angeles, CA 90046
Ken Beyer 30671 Steeplechase Dr San Juan Capistrano, CA 92675
Alex Paskoff 11509 Willow Ridge Drive Zionsville, IN 46077
MARIA MARTA R BIRGE REV TR DEC c/o Tag Birge 8082 Morningside Drive Indianapolis, IN 46240

Name and Address of Stockholder	Number of Shares
Karin Michelle Held Revocable Trust c/o Andrew Held 7442 Washington Blv Indianapolis IN 46240
Finovus LLC Attn: Steve Fivel 312 West North St Indianapolis, IN 46202
Anne T. Dillon 7477 N. Pennsylvania Street Indianapolis, Indiana 46240
Brian C. Pahud c/o Landmark Properties, Inc. 9333 N. Meridian Street, Suite 350 Indianapolis, IN 46260
Joel Hoffman 123 Lily Garden Place Alpharetta GA 30009
BEA Holdings 6100 Technology Center Drive Indianapolis, IN 46278 Attn: Brad Bostic
Sedd Bond Holdings, LLC Attn: David Eskenazi 10689 North Pennsylvania Street Indianapolis, Indiana 46280
Ethan W. Meyers Trust Attn: Sidney Eskenazi 1860 Pheasant Run Longrove, Illinois 60047
Samantha H. Meyers Trust Attn: Sidney Eskenazi 1860 Pheasant Run Longrove, Illinois 60047
Heather Goodman 101 Montgomery Street, Suite 2800 San Francisco, CA 94104
Total: